Exhibit 4.2(a)





                              ALABAMA POWER COMPANY

                                       TO

                              JPMORGAN CHASE BANK,
                                     TRUSTEE






                        SIXTEENTH SUPPLEMENTAL INDENTURE

                            DATED AS OF JUNE 28, 2002






                                  $350,000,000


                       SERIES P FLOATING RATE SENIOR NOTES

                              DUE DECEMBER 29, 2003

                               TABLE OF CONTENTS1
                                                                     PAGE

ARTICLE 1  Series P Senior Notes.......................................4

SECTION 101.  Establishment............................................4

SECTION 102.  Definitions..............................................4

SECTION 103.  Payment of Principal and Interest........................6

SECTION 104.  Determination of Interest Rate...........................6

SECTION 105.  Denominations............................................7

SECTION 106.  Global Securities........................................7

SECTION 107.  Transfer.................................................8

SECTION 108.  Redemption at the Company's Option.......................8

ARTICLE 2     Miscellaneous Provisions.................................8

SECTION 201.  Recitals by Company......................................8

SECTION 202.  Ratification and Incorporation of Original Indenture.....8

SECTION 203.  Executed in Counterparts.................................9


--------
1 This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

4

          THIS SIXTEENTH SUPPLEMENTAL INDENTURE is made as of the 28th day of June, 2002, by and between ALABAMA POWER COMPANY, an Alabama corporation, 600 North 18th Street, Birmingham, Alabama 35291 (the "Company"), and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a New York banking corporation, 450 West 33rd Street, New York, New York 10001 (the "Trustee").

                              W I T N E S S E T H:

          WHEREAS, the Company has heretofore entered into a Senior Note Indenture, dated as of December 1, 1997 (the "Original Indenture"), with the Trustee, as supplemented by a First Supplemental Indenture, dated as of December 12, 1997 (the "First Supplemental Indenture"), a Second Supplemental Indenture, dated as of February 26, 1998 (the "Second Supplemental Indenture"), a Third Supplemental Indenture, dated as of April 23, 1998 (the "Third Supplemental Indenture"), a Fourth Supplemental Indenture, dated as of August 19, 1998 (the "Fourth Supplemental Indenture"), a Fifth Supplemental Indenture, dated as of September 17, 1998 (the "Fifth Supplemental Indenture"), a Sixth Supplemental Indenture, dated as of September 24, 1998 (the "Sixth Supplemental Indenture"), a Seventh Supplemental Indenture, dated as of October 15, 1998 (the "Seventh Supplemental Indenture"), an Eighth Supplemental Indenture, dated as of November 3, 1998 (the "Eighth Supplemental Indenture"), a Ninth Supplemental Indenture, dated as of November 17, 1998 (the "Ninth Supplemental Indenture"), a Tenth Supplemental Indenture, dated as of May 26, 1999 (the "Tenth Supplemental Indenture"), an Eleventh Supplemental Indenture, dated as of August 19, 1999 ("the Eleventh Supplemental Indenture"), a Twelfth Supplemental Indenture, dated as of September 30, 1999 (the "Twelfth Supplemental Indenture"), a Thirteenth Supplemental Indenture, dated as of May 18, 2000 (the "Thirteenth Supplemental Indenture"), a Fourteenth Supplemental Indenture, dated as of August 29, 2001 and a Fifteenth Supplemental Indenture dated as of August 29, 2001 (the "Fifteenth Supplemental Indenture");

          WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and as further supplemented by this Sixteenth Supplemental Indenture, is herein called the "Indenture";

          WHEREAS, under the Original Indenture, a new series of Senior Notes may at any time be established pursuant to a supplemental indenture executed by the Company and the Trustee;

          WHEREAS, the Company proposes to create under the Indenture a new series of Senior Notes;

          WHEREAS, additional Senior Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

4

          WHEREAS, all conditions necessary to authorize the execution and delivery of this Sixteenth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

          NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                              Series P Senior Notes

         SECTION 101. Establishment. There is hereby established a new series of Senior Notes to be issued under the Indenture, to be designated as the Company's Series P Floating Rate Senior Notes due December 29, 2003 (the "Series P Notes").

         There are to be authenticated and delivered $350,000,000 principal amount of Series P Notes, and such principal amount of the Series P Notes may be increased from time to time pursuant to Section 301 of the Indenture. All Series P Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series P Notes. Any such additional Series P Notes will have the same interest rate, maturity and other terms as those initially issued. No Series P Notes shall be authenticated and delivered in excess of the principal amount as so increased except as provided by Sections 203, 303, 304 and 907 of the Original Indenture. The Series P Notes shall be issued in definitive fully registered form.

         The Series P Notes shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Series P Notes shall be The Depository Trust Company.

         The form of the Trustee's Certificate of Authentication for the Series P Notes shall be in substantially the form set forth in Exhibit B hereto.

         Each Series P Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

         SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

         "Calculation Agent" means JPMorgan Chase Bank, or its successor appointed by the Company, acting as calculation agent.

         "Interest Determination Date" means the second London Business Day immediately preceding the first day of the relevant Interest Period.

         "Interest Payment Dates" means March 28, June 28, September 28 and December 28, commencing September 28, 2002; provided, however, in the event that any Interest Payment Date would otherwise be a day that is not a Business Day, the Interest Payment Date will be the next succeeding Business Day, except that if such Business Day is in the next calendar month, such Interest Payment Date shall be the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

         "Interest Period" means the period commencing on an Interest Payment Date (or, with respect to the initial Interest Period only, commencing on the Original Issue Date) and ending on the day before the next succeeding Interest Payment Date.

         "LIBOR" for any Interest Determination Date will be the Reported Rate for deposits in U. S. dollars having an index maturity of three months for a period commencing on the second London Business Day immediately following the Interest Determination Date in amounts of not less than $1,000,000, at approximately 11:00 a.m., London time, on the Interest Determination Date.

          "London Business Day" means a day that is a Business Day and a day on which dealings in deposits in U. S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

         "Original Issue Date" means June 28, 2002.

         "Rate Quotation" is defined in Section 104 hereof.

         "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day preceding such Interest Payment Date.

         "Reported Rate" means the rate that appears on Telerate Page 3750 or a successor reporter of such rates selected by the Calculation Agent and acceptable to the Company.

         "Representative Amounts" is defined in Section 104 hereof.

         "Stated Maturity" means December 29, 2003.

          "Telerate Page 3750" means the display designated on page 3750 on Moneyline Telerate, Inc. (or such other page as may replace the 3750 page on that service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.
S. dollar deposits).

         SECTION 103. Payment of Principal and Interest. The principal of the Series P Notes shall be due at Stated Maturity. The unpaid principal amount of the Series P Notes shall bear interest at the rates set quarterly pursuant to
Section 104 hereof until paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Series P Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series P Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Series P Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series P Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

         Payments of interest on the Series P Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series P Notes shall be computed and paid on the basis of the actual number of days elapsed over a 360-day year.

         Payment of the principal and interest due at the Stated Maturity of the Series P Notes shall be made upon surrender of the Series P Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series P Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment
Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

         SECTION 104. Determination of Interest Rate. The Series P Notes will bear interest for each Interest Period at a per annum rate determined by the Calculation Agent, subject to the maximum interest rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application. The interest rate applicable during each Interest Period will be equal to LIBOR on the Interest Determination Date for such Interest Period plus 0.12%; provided, however, that in certain circumstances described below, the interest rate will be determined without reference to LIBOR. Promptly upon such determination, the Calculation Agent will notify the Company and the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the Series P Notes, the Company and the Trustee.

         If the following circumstances exist on any Interest Determination Date, the Calculation Agent shall determine the interest rate for the Series P Notes as follows:

                  (1) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on an Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide a quotation of the rate (the "Rate Quotation") at which three month deposits in amounts of not less than $1,000,000 are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m., London time, on such Interest Determination Date, that is representative of single transactions at such time (the "Representative Amounts"). If at least two Rate Quotations are provided, the interest rate will be the arithmetic mean of the Rate Quotations obtained by the Calculation Agent, plus 0.12%.

                  (2) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on an Interest Determination Date and there are fewer than two Rate Quotations, the interest rate will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date, by three major banks in New York City selected by the Calculation Agent (after consultation with the Company), for loans in Representative Amounts in U. S. dollars to leading European banks, having an index maturity of three months for a period commencing on the second London Business Day immediately following such Interest Determination Date, plus 0.12%; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting such rates, the interest rate for the applicable Interest Period will be the same as the interest rate in effect for the immediately preceding Interest Period.

         Upon the request of a Holder of the Series P Notes, the Calculation Agent will provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

          SECTION 105. Denominations. The Series P Notes may be issued in the denominations of $1,000, or any integral multiple thereof.

         SECTION 106. Global Securities. The Series P Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series P Notes represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series P Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

         Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series P Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

         A Global Security shall be exchangeable for Series P Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Series P Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series P Notes registered in such names as the Depositary shall direct.

         SECTION 107. Transfer. No service charge will be made for any transfer or exchange of Series P Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

          SECTION 108. Redemption at the Company's Option. The Series P Notes will not be redeemable at the option of the Company prior to the Stated Maturity.

         The Series P Notes will not have a sinking fund.

                                    ARTICLE 2
                            Miscellaneous Provisions

         SECTION 201. Recitals by Company. The recitals in this Sixteenth Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series P Notes and of this Sixteenth Supplemental Indenture as fully and with like effect as if set forth herein in full.

         SECTION 202. Ratification and Incorporation of Original Indenture. As heretofore supplemented and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture and this Sixteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 203. Executed in Counterparts. This Sixteenth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.



ATTEST:                                     ALABAMA POWER COMPANY







By:                                       By:
   ---------------------------------           --------------------------------
         Assistant Secretary                       William B. Hutchins, III
                                                   Executive Vice President,
                                                   Chief Financial Officer and
                                                   Treasurer





ATTEST:                                      JPMORGAN CHASE BANK, as Trustee



By:                                          By:
   -----------------------------------------     ------------------------------
              Senior Trust Officer                     Vice President

                                    EXHIBIT A

                              FORM OF SERIES P NOTE

2






NO. __                                                CUSIP NO. ______________



                              ALABAMA POWER COMPANY

                       SERIES P FLOATING RATE SENIOR NOTE

                              DUE DECEMBER 29, 2003





Principal Amount:                      $_____________
Regular Record Date:                   15th calendar day prior to Interest
                                       Payment Date
Original Issue Date:                   June 28, 2002
Stated Maturity:                       December 29, 2003
Interest Payment Dates:                March 28, June 28, September 28 and
                                       December 28
Interest Rate:                         LIBOR plus 0.12% per annum, as set on
                                       each Interest Determination Date
Interest Determination Dates           2nd London  Business Day  immediately
                                       preceding  the first day of the
                                       relevant Interest Period
Authorized Denomination:               $1,000 or any integral multiple thereof

2


         Alabama Power Company, an Alabama corporation (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _______________________________________________, or registered assigns, the principal sum of _________ DOLLARS ($__________) on the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing on September 28, 2002, and on the Stated Maturity at the rate per annum shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity) will, as provided in such Indenture, be paid to the Person in whose name this Note (the "Note") is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at the Stated Maturity will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

         The Series P Notes (as defined on the reverse hereof) will bear interest for each Interest Period at a per annum rate determined by the Calculation Agent, subject to the maximum interest rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application. The interest rate applicable during each Interest Period will be equal to LIBOR on the Interest Determination Date for such Interest Period plus 0.12%; provided, however, that in certain circumstances described below, the interest rate will be determined without reference to LIBOR. Promptly upon such determination, the Calculation Agent will notify the Company and the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the Series P Notes, the Company and the Trustee.

         If the following circumstances exist on any Interest Determination Date, the Calculation Agent shall determine the interest rate for the Series P Notes as follows:

                  (1) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on an Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide a quotation of the rate (the "Rate Quotation") at which three month deposits in amounts of not less than $1,000,000 are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m., London time, on such Interest Determination Date, that is representative of single transactions at such time (the "Representative Amounts"). If at least two Rate Quotations are provided, the interest rate will be the arithmetic mean of the Rate Quotations obtained by the Calculation Agent, plus 0.12%.

                  (2) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on an Interest Determination Date and there are fewer than two Rate Quotations, the interest rate will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date, by three major banks in New York City selected by the Calculation Agent (after consultation with the Company), for loans in Representative Amounts in U. S. dollars to leading European banks, having an index maturity of three months for a period commencing on the second London Business Day immediately following such Interest Determination Date, plus 0.12%; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting such rates, the interest rate for the applicable Interest Period will be the same as the interest rate in effect for the immediately preceding Interest Period.

         "Calculation Agent" means JPMorgan Chase Bank, or its successor appointed by the Company, acting as calculation agent.

         "Interest Determination Date" means the second London Business Day immediately preceding the first day of the relevant Interest Period.

         "Interest Period" means the period commencing on an Interest Payment Date (or, with respect to the initial Interest Period only, commencing on the Original Issue Date) and ending on the day before the next succeeding Interest Payment Date.

         "LIBOR" for any Interest Determination Date will be the Reported Rate for deposits in U. S. dollars having an index maturity of three months for a period commencing on the second London Business Day immediately following the Interest Determination Date in amounts of not less than $1,000,000, at approximately 11:00 a.m., London time, on the Interest Determination Date.

          "London Business Day" means a day that is a Business Day and a day on which dealings in deposits in U. S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

         "Reported Rate" means the rate that appears on Telerate Page 3750 or a successor reporter of such rates selected by the Calculation Agent and acceptable to the Company.

          "Telerate Page 3750" means the display designated on page 3750 on Moneyline Telerate, Inc. (or such other page as may replace the 3750 page on that service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.
S. dollar deposits).

         Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of the actual number of days elapsed over a 360-day year. In the event that any Interest Payment Date would otherwise be a day that is not a Business Day, the Interest Payment Date will be the next succeeding Business Day, except that if such Business Day is in the next calendar month, such Interest Payment Date shall be the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

         Payment of the principal of and interest due at the Stated Maturity of the Series P Notes shall be made upon surrender of the Series P Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series P Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment
Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                   ALABAMA POWER COMPANY



                                   By:
                                      -----------------------------------------
                                                Vice President
--------------------------

Attest:



Assistant Secretary



                  {Seal of ALABAMA POWER COMPANY appears here}

7


                          CERTIFICATE OF AUTHENTICATION



         This is one of the Senior Notes referred to in the within-mentioned Indenture.



                                   JPMORGAN CHASE BANK,

                                   as Trustee





                                   By:
                                      -----------------------------------------
                                                 Authorized Officer
--------------------------

8


                             (Reverse Side of Note)



         This Note is one of a duly authorized issue of Senior Notes of the Company (the "Notes"), issued and issuable in one or more series under a Senior
Note Indenture, dated as of December 1, 1997, as supplemented (the "Indenture"), between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as Series P Floating Rate Senior Notes due December 29, 2003 (the "Series P Notes") which is unlimited in aggregate principal amount. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.



         The Series P Senior Notes will not be redeemable at the option of the Company prior to the Stated Maturity.



         The Series P Notes will not have a sinking fund.



         If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.



         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.



         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.



         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.



         The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.



         This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                  ABBREVIATIONS



The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

[PG NUMBER]




TEN COM- as tenants in            UNIF GIFT MIN ACT- _______ Custodian ________
         common                                      (Cust)             (Minor)

TEN ENT- as tenants by the
         entireties                                   under Uniform Gifts to

 JT TEN- as joint tenants                             Minors Act
         with right of
         survivorship and                             ________________________
         not as tenants                                      (State)
         in common

                    Additional abbreviations may also be used

                          though not on the above list.

         FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto



(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE





the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
       --------------------       -------------------------------------------



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

[PG NUMBER]


                                    EXHIBIT B



                          CERTIFICATE OF AUTHENTICATION



         This is one of the Senior Notes referred to in the within-mentioned Indenture.



                                                     JPMORGAN CHASE BANK,

                                                     as Trustee





                                                     By:
                                                        -----------------------
                                                           Authorized Officer